Exhibit (d)(4)

Execution Version

LIMITED GUARANTY

This Limited Guaranty, dated as of February 26, 2024 (this “Guaranty”), is made by each of the guaranteeing parties identified on the signature pages hereto (each a “Sponsor” and, collectively, the “Sponsors”), in favor of Agiliti, Inc., a Delaware corporation (the “Guaranteed Party”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement (as defined below).

1. Guaranty. To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Guaranteed Party, Apex Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Apex Intermediate Holdco, Inc., a Delaware corporation (“Parent”), each Sponsor hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as primary obligors and not merely sureties, severally (and not jointly or jointly and severally), subject to the Cap (as defined below), the due and punctual payment, performance and discharge when required of its percentage (such percentage for each Sponsor as set forth opposite such Sponsor’s name on Schedule A hereto, its “Maximum Sponsor Percentage”) of all payment obligations of Parent pursuant to Section 8.5(a) or (c) of the Merger Agreement following the termination of the Merger Agreement (the “Obligations”); provided that in no event shall any Sponsor’s aggregate liability under this Guaranty exceed an amount equal to such Sponsor’s Maximum Sponsor Percentage of $100,000,000.00 (such amount, the “Cap”). Notwithstanding anything in this Guaranty, the Merger Agreement or any other agreement to the contrary, the Guaranteed Party hereby agrees that the liability of each Sponsor hereunder shall be several (and not joint or joint and several) based upon its respective Maximum Sponsor Percentage of the Cap, and in no event shall any Sponsor be required to pay any amount to the Guaranteed Party or any Affiliate thereof under, in respect of, or in connection with this Guaranty in excess of such Sponsor’s Maximum Sponsor Percentage of the Cap. The parties hereto agree that this Guaranty may not be enforced without giving effect to the Cap and the immediately preceding sentence. The Guaranteed Party may, in its sole discretion, take any and all actions available hereunder or under applicable Law to enforce the Sponsor’s obligations hereunder in respect of such Obligations, subject to the terms and conditions of this Guaranty. In furtherance of the foregoing, the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action against each Sponsor for the full amount of such Sponsor’s Maximum Sponsor Percentage of the Obligations (subject to the Cap), regardless of whether action is brought against Parent or whether Parent is joined in any such action or actions. The Guaranteed Party agrees that it, its equityholders, and their respective Affiliates shall not assert any claim hereunder or under the Merger Agreement, directly or indirectly, that the Sponsors are liable for an aggregate amount in excess of the Cap or that any individual Sponsor is liable for an amount in excess of such Sponsor’s Maximum Sponsor Percentage of the Cap, except that the Company may assert a claim for specific performance of the Equity Commitment Letter to the extent permitted by Section 5 of the Equity Commitment Letter delivered to the Company by the Sponsors as of the date hereof (the “Equity Commitment Letter”) (it being understood that in no event shall the Company be permitted to both enforce the Equity Commitment Letter and receive payment under this Guaranty). All payments hereunder shall be made in lawful money of the United States in immediately available funds.

2. Nature of Guaranty. Subject to the express terms and conditions of this Guaranty (including the Cap), the Sponsors’ liability hereunder is absolute, unconditional and irrevocable irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Sponsors’ Obligations hereunder. This Guaranty is an unconditional guarantee of payment and not of collection. Notwithstanding any other provision of this Guaranty or the Merger Agreement to the contrary, the Guaranteed Party hereby covenants and agrees that the Sponsors may assert, as a defense to such payment or performance by the Sponsors under this Guaranty, or as an affirmative claim against the Guaranteed Party or any of its Affiliates, or any Person claiming by, through or on behalf of any of them, (a) any rights, remedies, set-offs and defenses that Parent could assert pursuant to the terms of the Merger Agreement or pursuant to any applicable Law in connection therewith (other than any such rights, remedies, set-offs and defenses arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub) and (b) any breach by the Guaranteed Party of any of the terms or provisions of this Guaranty.

3. Changes in Obligations; Certain Waivers.

(a) The Sponsors agree that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Sponsors, extend the time of payment of any of the Obligations, and may also enter into any agreement with Parent for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the Merger Agreement or of any other agreement between the Guaranteed Party and Parent without in any way impairing or affecting the Sponsors’ Obligations under this Guaranty. The Sponsors irrevocably and unconditionally agree that the Obligations of the Sponsors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, any Sponsor or any other Person interested in the transactions contemplated by the Merger Agreement; (ii) any change in the time, place or manner of payment of any of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof, except to the extent Parent has a defense to the payment of the Obligations under such rescission, waiver, compromise, consolidation or other amendment or modification; (iii) any change in the legal existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person (other than the Guaranteed Party or any of its Subsidiaries) interested in the transactions contemplated by the Merger Agreement; (iv) the existence of any claim, set-off or other right which a Sponsor may have at any time against Parent or the Guaranteed Party, whether relating to, arising out of or in connection with the Obligations or otherwise (other than those described in the last sentence of Section 2); (v) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations; or (vi) any absence of any notice, or knowledge by, the Sponsors of the existence or occurrence of any of the matters or events set forth in the foregoing subsections (i) through

(v). To the fullest extent permitted by applicable Law, the Sponsors hereby expressly waive any and all rights or defenses arising by reason of any applicable Law which would otherwise require any election of remedies by the Guaranteed Party. The Sponsors waive promptness, diligence, notice of the acceptance of this Guaranty and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Obligations incurred and all other notices of any kind (except for notices to be provided pursuant to this Guaranty or to Parent and its counsel in accordance with the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of the Parent or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than fraud or willful misconduct by the Guaranteed Party or any of its Affiliates). Notwithstanding anything to the contrary contained in this Guaranty or the Merger Agreement, the Guaranteed Party hereby covenants and agrees that (i) to the extent Parent is relieved of all or any portion of the Obligations (other than due to, in connection with, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub), the Sponsors shall be similarly relieved of the Obligations under this Guaranty, (ii) the Sponsors may assert, as a defense to payment or performance by the Sponsors under this Guaranty, or as an affirmative claim against the Guaranteed Party or its Affiliates, or any Person claiming by, through or on behalf of any of them, any rights, remedies, set offs and defenses that Parent could assert pursuant to the terms of the Merger Agreement or pursuant to any applicable Law in connection therewith (other than any such rights, remedies set offs and defenses arising out of, due to, or as a result of, the insolvency or bankruptcy of Parent or Merger Sub), and (iii) any payment made by or on behalf of Parent to the Guaranteed Party in full or partial satisfaction of an Obligation shall reduce the total Obligations of the Sponsors under this Guaranty accordingly on a pro rata basis, based upon the percentages set forth on Schedule A hereto. Each Sponsor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and its obligations under this Guaranty (including without limitation the waivers set forth in this Guaranty) are knowingly made in contemplation of such benefits.

(b) The Guaranteed Party hereby covenants and agrees that it shall not institute or assert, and shall cause its equityholders, their respective Affiliates and any Person claiming by, through or on behalf of any of them not to institute or assert, any Proceeding or bring any other Claim (as defined in Section 9) of any kind whatsoever against the Sponsors or any Non-Parties (as defined in Section 9), except for claims: (i) against the Sponsors under and pursuant to this Guaranty, (ii) to the extent permitted by Section 5 of the Equity Commitment Letter with the Sponsors and (iii) against Parent under and pursuant to the Merger Agreement (collectively, “Retained Claims”).

(c) Except as explicitly set forth herein , each Sponsor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Parent or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance or enforcement of a Sponsor’s Obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until such Sponsor’s Maximum Sponsor Percentage of the Obligations (subject to the Cap) shall have been paid in full in cash; provided that each Sponsor shall have the right to cause any other Person to satisfy its Obligations to the Guaranteed Party hereunder. If any amount shall be paid to any Sponsor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Obligations, an amount equal to the lesser of (i) the amount paid to such Sponsor in violation of the immediately preceding sentence, and (ii) all amounts payable under this Guaranty, shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Sponsor and shall forthwith be paid or delivered by such Sponsor to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, whether matured or unmatured, or to be held as collateral for any Obligations thereafter existing.

4. Effect on Certain Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder except as explicitly set forth herein (including Section 9 hereof) or in the Merger Agreement. Subject to the terms, conditions and limitations hereof and of the Merger Agreement, each and every right, remedy and power hereby granted to the Guaranteed Party or allowed to it by applicable Law shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against, Parent or Merger Sub prior to proceeding against any Sponsor hereunder. The failure by the Guaranteed Party to pursue rights or remedies against Parent or Merger Sub or any other Person interested in the Transaction shall not relieve any Sponsor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Party under this Guaranty, subject to the provisions hereof.

5. Representations and Warranties. Each Sponsor hereby represents and warrants (and each Sponsor acknowledges that the Guaranteed Party has specifically relied on the truth and accuracy of the representations and warranties of such Sponsor contained in this Section 5 in entering into this Guaranty and the Merger Agreement) that:

(a) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and do not contravene any provision of each Sponsor’s charter, partnership agreement, operating agreement or similar organizational documents or any applicable Law or material contract binding on such Sponsor or its assets;

(b) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Guaranty by such Sponsor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Guaranty;

(c) assuming the due execution and delivery of the Merger Agreement by all parties thereto and the due execution and delivery of this Guaranty by the Guaranteed Party, this Guaranty constitutes a legal, valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a Proceeding in equity or at law); and

(d) such Sponsor has the financial capacity to promptly pay and perform its obligations under this Guaranty, and all funds necessary for such Sponsor to fulfill its Obligations under this Guaranty and will continue to be available to such Sponsor for so long as this Guaranty shall remain in effect in accordance with Section 8.

6. Assignment. No Sponsor nor the Guaranteed Party may assign its respective rights, interests or obligations hereunder to any other Person (except by operation of applicable Law) without the prior written consent of the Guaranteed Party or each Sponsor, as the case may be; provided, however, that each Sponsor may assign, transfer or delegate all or part of its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any other Person to which it has allocated all or a portion of its investment commitment to Parent in accordance with the Equity Commitment Letter; provided, further, that no such assignment, transfer or delegation shall relieve such Sponsor of its obligations hereunder as a primary obligor. Any purported assignment in violation of this Section 6 shall be null and void.

7. Notices. All notices, requests, demands and other communications under this Guaranty shall be in writing and shall be deemed to have been given (i) when delivered personally by hand (with written confirmation of receipt and accompanied by email in accordance with clause (ii) of this Section 7), (ii) when sent by email (with email confirmation of receipt) or (iii) one (1) Business Day following the day sent by overnight courier , in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this Section 7):

If to any Sponsor, to:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, MA 02210

Attention: Josh M. Nelson; Megan Preiner and Shari H. Wolkon

Email: [***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: William M. Shields; Craig Marcus and Scott Abramowitz

Email:   william.shields@ropesgray.com and

     craig.marcus@ropesgray.com

     scott.abramowitz@ropesgray.com

If to the Guaranteed Party (prior to the Closing), to:

Agiliti, Inc.

11095 Viking Drive, Suite 300

Eden Prairie, Minnesota 55344

Attention: Lee Neumann

Email:   [***]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello; Sachin Kohli

Email: michael.aiello@weil.com; sachin.kohli@weil.com

8. Continuing Guaranty. Unless terminated pursuant to this Section 8, this Guaranty may not be revoked or terminated and shall remain in full force and effect and shall be binding on each Sponsor, its successors and permitted assigns until the Obligations have been indefeasibly paid, observed, performed or satisfied in full. Notwithstanding the foregoing or anything to the contrary expressed in or implied by this Guaranty, this Guaranty shall terminate automatically and immediately and the Sponsors shall have no further obligations under this Guaranty as of the earliest of (a) the Closing, (b) ninety (90) days following the date of any valid termination of the Merger Agreement, except as to any claim for payment hereunder against a Sponsor asserted in writing by the Guaranteed Party prior to such date, in which case the termination date shall be the date when such claim is finally resolved by written agreement or a final, non-appealable judgment , (c) ninety (90) days following the Termination Date (the “Final Date”), except as to a claim for payment hereunder against a Sponsor asserted in writing by the Guaranteed Party prior to the Final Date, (d) the satisfaction of the Obligations in full pursuant to the terms hereof, and (e) any time when the Guaranteed Party, any of its equityholders, any of their respective Affiliates, or any Person claiming by, through or on behalf of any of them, asserts in any judicial proceeding that the provisions of Section 1, limiting each Sponsor’s aggregate liability, or the provisions of this Section 8 or Section 9 are illegal, invalid or unenforceable in whole or in part, or asserts that any Sponsor is liable in excess of its Maximum Sponsor Percentage of the Cap, or asserts any Claim related to this Guaranty or the transactions contemplated by the Merger Agreement against any Sponsor, Parent, or any Non-Party, other than a Retained Claim. In the event of any assertion of the types specified in clause (e) of the immediately preceding sentence, then: (i) the obligations of the Sponsors under this Guaranty shall terminate ab initio and be null and void, (ii) if any Sponsor shall have previously made any payments under this Guaranty, such Sponsor(s) shall be entitled to recover and retain any and all such payments and (iii) neither the Sponsors nor any other Non-Party shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), to the Guaranteed Party, its equityholders, any of their respective Affiliates, or any other Person or entity in any way under or in connection with this Guaranty, the Merger Agreement or any other agreement or instrument delivered in connection therewith, or the transactions contemplated hereby or thereby.

9. No Recourse.

(a) The Guaranteed Party acknowledges, on behalf of itself, its equityholders, each of their respective Affiliates, and any Person claiming by, through or on behalf of any of them, that Parent has no assets other than certain contract rights (including under the Equity Commitment Letter with the Sponsors) and that no funds are expected to be contributed to Parent unless and until the Closing occurs.

(b) Notwithstanding anything that may be expressed or implied in this Guaranty to the contrary, by its acceptance hereof, the Guaranteed Party acknowledges, covenants and agrees, on behalf of itself, its direct or indirect equityholders, their respective Affiliates, and any Person claiming by, through or on behalf of any of them, that all Proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Guaranty, or the negotiation, execution, performance or breach (whether willful, intentional, unintentional or otherwise) of this Guaranty, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this Guaranty (each of such above-described legal, equitable or other theories or sources of liability, a “Claim”) may be made or asserted only against (and are expressly limited to) the Sponsors as expressly identified in the preamble to and signature page(s) of this Guaranty. No Person who is not such a Sponsor (including, without limitation, (i) any past, present or future director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, management company, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to (all above-described Persons in this subclause (i), collectively, “Affiliated Persons”) a Sponsor or any Affiliate of a Sponsor, and (ii) any Affiliated Persons of such Affiliated Persons (the Persons in subclauses (i) and (ii), together with their respective successors, assigns, heirs, executors or administrators, collectively, “Non-Parties” and each, individually, a “Non-Party”)) shall have any liability or obligation whatsoever in respect of, based upon or arising out of any Claims.

(c) Without limiting the generality of the foregoing, to the maximum extent explicitly permitted or otherwise conceivable under any applicable Law, (i) the Guaranteed Party, on behalf of itself, its equityholders, their respective Affiliates, and any Persons claiming by, through or on behalf of any of them, hereby waives, releases and disclaims any and all Claims against all Non-Parties, including, without limitation, any Claims to avoid or disregard the entity form of any Sponsor or otherwise seek to impose any liability arising out of, relating to or in connection with a Claim on any Non-Parties, whether a Claim granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) the Guaranteed Party disclaims any reliance upon any Non-Parties with respect to the performance of this Guaranty or any representation or warranty made in, in connection with, or as an inducement to this Guaranty. This Section 9 shall survive the termination of this Guaranty.

(d) Notwithstanding anything to the contrary in this Guaranty, nothing herein shall limit the right of the Guaranteed Party to assert a Retained Claim.

10. Governing Law. THIS GUARANTY SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

11. Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Guaranty, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Action relating to this Guaranty in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 7. Each party hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7 shall be effective service of process for any Action in connection with this Guaranty.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THIS GUARANTY. EACH PARTY

HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(B).

12. Entire Agreement. This Guaranty, together with the Merger Agreement and the Equity Commitment Letter, constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the parties hereto. All parties hereto acknowledge that each party and its counsel have participated in the drafting and negotiation of this Guaranty and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty.

13. Amendments and Waivers. No amendment, waiver, supplement or modification of any provision of this Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, supplement or modification, by the Sponsors and the Guaranteed Party or, in the case of waiver, by the party or parties against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, or default under, this Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Guaranty will operate as a waiver thereof.

14. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Guaranty may not be enforced without giving full force and effect to the Cap and the other limitations set forth in Section 1, Section 8 and Section 9.

15. Counterparts. This Guaranty may be executed and delivered (including by facsimile transmission or via portable document format (.pdf)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

16. No Third Party Beneficiaries. The parties hereto hereby agree that their respective representations, warranties, agreements and covenants set forth herein are solely for the benefit of the other parties hereto and their successors and permitted assigns, in accordance with and subject to the terms of this Guaranty, and this Guaranty is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder; provided, however, that the Non-Parties are intended third-party beneficiaries of Section 9, and any and all Non-Parties may enforce such rights directly.

17. Confidentiality. This Guaranty shall be treated as strictly confidential and is being provided to the Guaranteed Party solely in connection with the Merger Agreement and the transactions contemplated thereby. This Guaranty may not be used, circulated, quoted or otherwise referred to in any document except the Merger Agreement or otherwise distributed to any Person without the prior written consent of each Sponsor. Notwithstanding the foregoing, this Guaranty may be provided to those of the Guaranteed Party’s Affiliates, advisors and representatives with a bona fide need to review this Guaranty in connection with the transactions contemplated by the Merger Agreement; provided, that the Guaranteed Party shall direct such Persons to treat this Guaranty as strictly confidential in accordance with (and shall be responsible for any dissemination of this Guaranty by such advisors in violation of) this Section 17; provided, that the Guaranteed Party may disclose such information to the extent required in connection with the enforcement of the terms of this letter, the Merger Agreement, the Equity Commitment Letter or any ancillary documents, or as required by law, any Governmental Entity, the applicable rules of any national securities exchange or in connection with any U.S. Securities and Exchange Commission filings in relation to the transactions contemplated by the Merger Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Guaranty as of the date first above written.

SPONSORS:

THOMAS H. LEE EQUITY FUND VIII, L.P.

By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Authorized Signatory

THOMAS H. LEE PARALLEL FUND VIII, L.P.

By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Authorized Signatory

THL EXECUTIVE FUND VIII, L.P.

By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Authorized Signatory

THL FUND VIII COINVESTMENT PARTNERS, L.P.

By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Joshua M. Nelson
Name:	Joshua M. Nelson
Title:	Authorized Signatory

SPONSORS (CONT.):

STEPSTONE H OPPORTUNITIES FUND, L.P.

By: StepStone H (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

STEPSTONE CAPITAL PARTNERS IV, L.P.

By: StepStone Capital IV (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

STEPSTONE CAPITAL PARTNERS IV OFFSHORE HOLDINGS, L.P.

By: StepStone Capital IV (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

STEPSTONE CAPITAL PARTNERS IV EUROPE HOLDINGS SCSP

By: StepStone Group LP, its portfolio manager
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

STEPSTONE K STRATEGIC OPPORTUNITIES FUND III, L.P.

By: StepStone K Opportunities (GP), LLC, its general partner
By: StepStone Partners, L.P., its sole member
By: StepStone Group LP, its general partner
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE KF PRIVATE EQUITY FUND II, L.P.

By: StepStone KF (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE MAPLE OPPORTUNITIES FUND, L.P.
[in respect of its underlying limited partner GCUT]

By: StepStone Maple (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE MAPLE OPPORTUNITIES FUND, L.P.
[in respect of its underlying limited partner UTMT]

By: StepStone Maple (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

STEPSTONE P OPPORTUNITIES FUND, L.P.

By: StepStone P (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

SUNSTONE PE OPPORTUNITIES FUND, LLC

By: StepStone Group LP, its manager
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name: Andrew Bratt
Title: Deputy General Counsel

GUARANTEED PARTY:

AGILITI, INC.

By:	/s/ Thomas J. Leonard
Name: Thomas J. Leonard
Title: Chief Executive Officer